EXHIBIT 23.3



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Holdings, Inc.
Titusville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 3, 1997 relating to the financial statements of Smart Choice Holdings, inc. for the period ended December 31, 1996 appearing in Form 8-K/A dated February 12, 1997 filed by Smart Choice Automotive Group, Inc. (formerly Eckler Industries,
Inc.).

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                    /s/ BDO Seidman, LLP
                                                    ----------------------------
                                                    BDO Seidman, LLP

Clearwater, Florida
September 2, 1997